Exhibit 10.14

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIFTH AMENDMENT TO DISTRIBUTION AGREEMENT

This FIFTH AMENDMENT TO DISTRIBUTION AGREEMENT (this “Amendment”) is made and entered into as of July 1, 2014 (the “Effective Amendment Date”) by and between Century Medical, Inc., a Japanese corporation with its principal place of business located at 1-11-2, Ohsaki, Shinagawa-Ku, Tokyo 141-8588, Japan (“DISTRIBUTOR”), and Cardica, Inc., a Delaware corporation with its principal place of business located at 900 Saginaw Drive, Redwood City, California 94063 USA (“COMPANY”).

R E C I T A L S

WHEREAS, DISTRIBUTOR and COMPANY have entered into that certain DISTRIBUTION AGREEMENT effective as of June 16, 2003, as amended by that FIRST AMENDMENT TO DISTRIBUTION AGREEMENT entered into March 30, 2007, as further amended by that SECOND AMENDMENT TO DISTRIBUTION AGREEMENT dated June 13, 2007, and as further amended by that AMENDMENT NO.3 TO DISTRIBUTION AGREEMENT dated January 24, 2008, and as further amended by that AMENDMENT NO.4 TO DISTRIBUTION AGREEMENT dated April 1, 2010 (collectively, the “Distribution Agreement”);

WHEREAS, in connection therewith, DISTRIBUTOR and COMPANY have agreed to amend certain provisions contained in the Distribution Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

A.	Definitions. Unless otherwise defined herein, all capitalized terms in this Amendment shall have the respective meanings ascribed to them in the Distribution Agreement.

B.	Amendment to Section 3. Section 3 of the Distribution Agreement is hereby deleted in its entirety and replaced with the following provision:

3.	“TERM OF DISTRIBUTORSHIP”

                          “This Agreement and rights conferred on DISTRIBUTOR hereunder shall come into effect on the Effective Date. The term of this Agreement shall expire on July 31, 2019.”

C.	Amendment to Section 8.1. Section 8.1 of the Distribution Agreement is hereby deleted in its entirety and replaced with the following provision:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.1     “Purchase Prices and Terms.”

COMPANY shall sell the Products to DISTRIBUTOR at the prices set forth in Schedule 1. Payments on purchase orders shall be due at the end of the month immediately following the month of shipment of the Products to DISTRIBUTOR. Payment shall be made by wire transfer in U.S. funds to an account designated in writing by COMPANY. All shipments of Products shall be billed to DISTRIBUTOR at the price in effect for each Product in accordance with this Section 8.1 and Schedule 1, on the date of DISTRIBUTOR’s purchase order for such Products. All costs incurred in connection with any such wire transfer in the Territory shall be the responsibility of DISTRIBUTOR and all costs incurred in connection with any such wire transfer outside of the Territory shall be the responsibility of COMPANY. COMPANY shall have the right to change the prices of the Products no more than once each Contract Year after Contract Year 12, consistent with prices charged to third party international distributors of the Products, taking into consideration such factors as exchange rates, device specific reimbursement rates for the Products in the Territory, if any, competition, and the like, by notifying the DISTRIBUTOR in writing of any such change at least ninety (90) days prior to the effective date of any such change. Notwithstanding the foregoing, in no event shall any price increase exceed 5% of the then current price for such Product. Further, DISTRIBUTOR shall have the right to request a change in price, taking into consideration such factors as exchange rates, device-specific reimbursement rates for the Products in the Territory, if any, competition, and the like, by notifying COMPANY in writing of any such request and the reason for such request COMPANY shall consider in good faith.

D.

Minimum Purchase Level (MPL). Notwithstanding Section 8.6 of the Distribution Agreement, the Parties hereby agree that MPL for Contract Year 11 shall be maintained at eighteen hundred (1,800) units. MPL for Contract Year 12 and thereafter, Parties shall prepare and agree upon an MPL ninety (90) days prior to the beginning of each subsequent Contract Year.

E.	Schedule 1, Products and Prices. Schedule 1 of the Distribution Agreement, Products and Prices, is hereby deleted and replaced with a new Schedule 1, attached hereto.

F.

Entire Agreement. Except as specifically modified or amended hereby, the Distribution Agreement and this Amendment shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. This Amendment and the Distribution Agreement constitute the entire and final agreement between the Parties on the subject matter hereof and supersede any and all prior oral or written agreements or discussions on the subject matter hereof. This Amendment and the Distribution Agreement may not be modified in any respect except in a writing which states the modification and is signed by both Parties hereto.

G.

Conflicts. This Amendment shall be governed by all the terms and conditions of the Distribution Agreement. In the event of any conflict between the terms of the Distribution Agreement and the terms of this Amendment, the terms of this Amendment shall control.

[Remainder of this page intentionally left blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Amendment Date.

COMPANY:

CARDICA, INC.

/s/ Bernard Hausen
Name:	Bernard Hausen
Title:	President and CEO

DISTRIBUTOR:

CENTURY MEDICAL, INC.

/s/ Akira Hoshino
Name:	Akira Hoshino
Title:	President and CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.

PRODUCTS AND PRICES

In accordance with Section 8.1 of the Distribution Agreement, as amended, the price for Pas-Port Proximal Device shall be as follows.

Contract Year		PAS-Port Proximal Device (FG-000001)
CY 11	2014.Aug.1 - 2015.July.31	U.S. $[*] FCA per unit
CY 12	2015.Aug.1 - 2016.July.31	U.S. $[*] FCA per unit
CY 13	2016.Aug.1 - 2017.July.31	T.B.D.
CY 14	2017.Aug.1 - 2018.July.31	T.B.D.
CY 15	2018.Aug.1 - 2019.July.31	T.B.D.

If the selling price to DISTRIBUTOR exceeds [*] of COMPANY’s average U.S. selling price, then DISTRIBUTOR shall have the right to discuss pricing matters with COMPANY. COMPANY shall reasonably disclose its average U.S. selling price to DISTRIBUTOR upon written request by DISTRIBUTOR.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.